Exhibit 3.53

	LLC-1A	File #
[GRAPHICS APPEAR HERE]	State of California Secretary of State	[GRAPHICS APPEAR HERE]
Limited Liability Company
Articles of Organization - Conversion
IMPORTANT — Read all instructions before completing this form.		This Space For Filing Use Only

Converted Entity Information
1.	Name of Limited Liability Company (The name must include the words Limited Liability Company or the abbreviations LLC or L.L.C. The words Limited and Company may be abbreviated to Ltd. and Co., respectively.)

California Treatment Services, LLC
2.	The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act.
3.	The limited liability company will be managed by (check only one):

☐ One Manager ☐ More Than One Manager ☑ All Limited Liability Company Member(s)
4.	Initial Street Address of Limited Liability Company’s Designated Office in CA	City	State	Zip Code

	1665 East Fourth Street, Suite 211	Santa Ana	CA	92701
5.	Initial Mailing Address of Limited Liability Company, if different from Item 4	City	State	Zip Code

6100 Tower Circle , Suite 1000, Franklin, TN 37067
6.	Name of Initial Agent For Service of Process (Item 6: List a California resident or a California registered corporate agent that agrees to be your initial agent for service of process in case the LLC is sued. You may list any adult who lives in California. You may not list an LLC as the agent. Item 7: If the agent is an individual, list the agent’s business or residential street address in California. Do not list an address if the agent is a California registered corporate agent as the address for service of process is already on file.)

CT Corporation System
7.	If an individual, Street Address of Agent for Service of Process in CA	City	State	Zip Code

CA

Converting Entity Information
8.	Name of Converting Entity

California Treatment Services
9.	Form of Entity	10. Jurisdiction	11. CA Secretary of State File Number, if any

	General Partnership	California
12.	The principal terms of the plan of conversion were approved by a vote of the number of interests or shares of each class that equaled or exceeded the vote required. If a vote was required, the following was required for each class:

	The class and number of outstanding interests entitled to vote.	AND	The percentage vote required of each class.

	General Partner	100% Partnership Interest	100%

Additional information
13.	Additional information set forth on the attached pages, if any, is incorporated herein by this reference and made part of this certificate.
14.	I certify under penalty of perjury that the contents of this document are true. I declare I am the person who executed this instrument, which execution is my act and deed.
	[GRAPHICS APPEAR HERE]	Christopher L. Howard, VP and Secretary of Treatment Associates, Inc., its Partner
	Signature of Authorized Person [GRAPHICS APPEAR HERE]	Type or Print Name and Title of Authorized Person Christopher L. Howard, VP and Secretary of Jayco Administration, Inc., its Partner
	Signature of Authorized Person	Type or Print Name and Title of Authorized Person

	LLC-1A (REV 01/2015)	APPROVED BY SECRETARY OF STATE